EXHIBIT 99.1

Mutual Federal Bancorp, Inc.

For further information contact:
Stephen M. Oksas, CEO
Mutual Federal Bancorp, Inc.
773-847-7747

FOR IMMEDIATE RELEASE

MUTUAL FEDERAL BANCORP, INC. ANNOUNCES
RESULTS OF SPECIAL MEETING

Chicago, IL, November 30, 2006 - Mutual Federal Bancorp, Inc. (OTC Bulletin Board: MFDB.OB) (the “Company”), announced that at its Special Meeting of Stockholders held on November 29, 2006, the Company’s stockholders approved the Company’s 2006 Stock Option Plan and 2006 Management Recognition and Retention Plan.

Mutual Federal Bancorp, Inc. is the holding company for Mutual Federal Savings and Loan Association of Chicago, a federally chartered savings and loan association headquartered in Chicago, Illinois, originally founded in 1905. At September 30, 2006, the Company had total assets of $73.6 million, deposits of $43.1 million and total stockholders’ equity of $28.2 million.